Exhibit 10(h)

                                 August 31, 2001

[Title][FirstName][LastName]
[JobTitle]
[Company]
[Address1]
[City],[State][PostalCode]

Dear[Title][LastName]:

     USX Corporation and its subsidiaries and affiliates (the "Corporation") recognizes that your contribution to the growth and success of the Corporation will continue to be substantial and desires to assure the Corporation of your continued employment. In this connection, the Board of Directors of the Corporation (the "Board") recognizes that, as is the case with many publicly-held corporations, the possibility of a change in control may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Corporation and its stockholders.

     Accordingly, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Corporation's management, including yourself, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Corporation.

     In order to induce you to remain in the employ of the Corporation, the Corporation agrees that you shall receive the severance benefits set forth in this letter agreement ("Agreement") in the event your employment with the Corporation is terminated subsequent to a "Change in Control of the Corporation" (as defined in Section 2(a) hereof), in connection with a "Potential Change in Control of the Corporation" (as defined in Section 2(b) hereof), or under the other circumstances described below.

     Upon the separation of the steel and steel-related businesses of the Corporation from its energy and energy related businesses (the "Separation"), which is anticipated to occur on or about January 1, 2002, the steel and steel-related businesses will be owned and operated by United States Steel Corporation, which will be a separate, stand-alone, publicly traded company no longer affiliated with the Corporation, and the energy and energy
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related businesses will continue to be owned and operated by the Corporation, which, at the time of the Separation, will be renamed Marathon Oil Corporation.

     If, in connection with the Separation you will be employed by United States Steel Corporation, effective at that time: 1) United States Steel Corporation will assume this Agreement, and will perform under the Agreement in the same manner and to the same extent that the Corporation would be required to perform if the Separation had not taken place; 2) United States Steel Corporation will replace USX Corporation as the "Corporation," as that term is used in this Agreement, except as otherwise required by context; and 3) USX Corporation will no longer have any obligations under this Agreement. In the event that the Separation does not occur, the obligations owed to you under this Agreement will remain those of USX Corporation.

     If you will not be employed by United States Steel Corporation in connection with the Separation, the obligations owed to you under this Agreement will remain those of the Corporation. However, in light of the name change, effective as of the Separation, Marathon Oil Corporation will be the "Corporation" as that term is used in this Agreement, except as otherwise required by context. In the event that the Separation does not occur, this Agreement will continue unchanged.

     1. Term of Agreement. This Agreement will commence on the date hereof and
        -----------------
shall continue in effect until December 31, 2002; provided, however, that commencing on December 31, 2002 and each December 31 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than September 1 of that year, the Corporation shall have given notice that it does not wish to extend this Agreement; provided, further that, if (a) a Change in Control of the Corporation shall have occurred during the original or extended term of this Agreement, the term of this Agreement shall continue in effect for a period of twenty-four (24) months beyond the month in which such Change in Control of the Corporation occurred and (b) if a Potential Change in Control of the Corporation shall have occurred during the original or extended term of this Agreement, then the term of this Agreement shall continue in effect beginning on the date the Potential Change in Control occurs and shall not end before the earlier of (i) the end of the month in which a Change in Control occurs or (ii) the date the Board makes a good faith determination that the risk of a Change in Control has terminated (the "Potential Change in Control Period"). In the event the Potential Change in Control Period ends due to a Change in Control, this Agreement shall continue in effect for a period of twenty-four (24) months beyond the month in which such Change in Control occurred.
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     2. Change in Control and Potential Change in Control of the Corporation.
        --------------------------------------------------------------------

          (a) For purposes of this Agreement, a "Change in Control of the Corporation" and "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Corporation is then subject to such reporting requirement; provided, that, without limitation, such a change in control shall be deemed to have occurred if:

               (i) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (a "Person") is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation (not including in the amount of the securities beneficially owned by such person any such securities acquired directly from the Corporation or its affiliates) representing twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding voting securities; provided, however, that for purposes of this Agreement the term "Person" shall not include (A) the Corporation or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation; and provided, further, however, that for purposes of this paragraph
(i), there shall be excluded any Person who becomes such a beneficial owner in connection with an Excluded Transaction (as defined in paragraph (iii) below); or

               (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest including, but not limited to, a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

               (iii) there is consummated a merger or consolidation of the Corporation or any direct or indirect subsidiary thereof with any other corporation, other than a merger or consolidation (an
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"Excluded Transaction") which would result in the voting securities of the
Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving corporation or any parent thereof) at least 50% of the combined voting power of the voting securities of the entity surviving the merger or consolidation (or the parent of such surviving entity) immediately after such merger or consolidation, or the shareholders of the Corporation approve a plan of complete liquidation of the Corporation, or there is consummated the sale or other disposition of all or substantially all of the Corporation's assets.

          (b) For purposes of this Agreement, a "Potential Change in Control of the Corporation" and "Potential Change in Control" shall be deemed to have occurred, if:

               (i) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Corporation;

               (ii) any Person (including the Corporation) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of the Corporation;

               (iii) any Person becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 15% or more of the combined voting power of the Corporation's then outstanding securities (not including in the amount of the securities beneficially owned by such Person any such securities acquired directly from the Corporation or its affiliates); or

               (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control of the Corporation has occurred.

          (c) You agree that, subject to the terms and conditions of this Agreement, in the event of a Change in Control of the Corporation, you will remain in the employ of the Corporation for a period of three (3) months from and after the occurrence of such Change in Control of the Corporation; provided, however, that if during such three-month period (A) your employment is involuntarily terminated by the Corporation other than for Cause or (B) you terminate your employment during such three-month period for Good Reason, you shall not be required to remain in the Corporation's employ. The foregoing shall in no event limit or otherwise affect your rights under any other provision of this Agreement.

          (d) You agree that, subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control of the Corporation, you will remain in the employ of the Corporation until the
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earliest of (A) a date which is six (6) months from the occurrence of such
Potential Change in Control of the Corporation, (B) the termination of your employment by reason of your death or Disability, as defined in Subsection 3(a), or (C) a date which is three (3) months from and after the occurrence of a Change in Control of the Corporation; provided, however, that if during any such period (A) your employment is involuntarily terminated by the Corporation other than for Cause or (B) you terminate your employment during any such period for Good Reason, you shall not be required to remain in the Corporation's employ. The foregoing shall in no event limit or otherwise affect your rights under any other provision of this Agreement.

          (e) Notwithstanding anything to the contrary herein, the currently contemplated tax-free spin-off of the steel and steel-related businesses of the Corporation into a freestanding, publicly traded company and retention of the energy and energy-related businesses (the "Restructuring") shall not constitute a Change in Control nor shall events or actions in contemplation of the Restructuring constitute a Potential Change in Control.

     3. Termination Following a Change in Control or Potential Change in Control
        ------------------------------------------------------------------------
of the Corporation. If any of the events described in Section 2(a) hereof
------------------
constituting a Change in Control of the Corporation shall have occurred, you shall be entitled to the benefits provided in Section 4(d) hereof upon the termination of your employment during the term of this Agreement unless such termination is (i) because of your death or Disability, (ii) by the Corporation for Cause, (iii) by you other than for Good Reason or (iv) on or after the date that you attain age sixty-five (65). If your employment is terminated prior to a Change in Control, if such termination is other than (i) because of your death or Disability, (ii) by the Corporation for Cause, (iii) due to your voluntary resignation, unless such resignation is for Good Reason or (iv) on or after the date that you attain age sixty-five (65), and either you reasonably demonstrate that such termination (I) was at the request of or as a result of actions by a third party who has taken steps reasonably calculated to effect a Change in Control or (II) occurs during a Potential Change in Control Period, then your employment shall be deemed to have terminated following a Change in Control.

          (a) Disability. If, as a result of your incapacity due to physical or
              ----------
mental illness which in the opinion of a licensed physician renders you incapable of performing your assigned duties with the Corporation, you shall have been absent from the full-time performance of your duties with the Corporation for six (6) consecutive months, and within thirty (30) days after written Notice of Termination is given you shall not have
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returned to the full-time performance of your duties, the Corporation may terminate your employment for "Disability."

          (b) Cause. Termination by the Corporation of your employment for
              -----
"Cause" shall mean termination upon (i) the willful and continued failure by you to substantially perform your duties with the Corporation (other than any such failure resulting from termination by you for Good Reason or any such failure resulting from your incapacity due to physical or mental illness), after a demand for substantial performance is delivered to you that specifically identifies the manner in which the Corporation believes that you have not substantially performed your duties, and you have failed to resume substantial performance of your duties on a continuous basis within fourteen (14) days of receiving such demand, (ii) the willful engaging by you in conduct which is demonstrably and materially injurious to the Corporation, monetarily or otherwise or (iii) your conviction of a felony or conviction of a misdemeanor which impairs your ability substantially to perform your duties with the Corporation. For purposes of this Subsection, no act, or failure to act, on your part shall be deemed "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Corporation.

          (c) Good Reason. You shall be entitled to terminate your employment
              -----------
for Good Reason. For purposes of this Agreement, "Good Reason" shall mean, without your express written consent, the occurrence after a Change in Control of the Corporation, or after and at the request of or as a result of actions by a third party who has taken steps reasonably calculated to effect a Change in Control or after the first day of but during a Potential Change in Control Period (each an "Applicable Event"), of any one or more of the following:

               (i) the assignment to you of duties inconsistent with your position immediately prior to the Applicable Event or a reduction or alteration in the nature of your position, duties, status or responsibilities from those in effect immediately prior to the Applicable Event;

               (ii) a reduction by the Corporation in your annualized and monthly or semi-monthly rate of base salary (as increased to incorporate your foreign service premium, if any) ("Base Salary") as in effect on the date hereof or as the same shall be increased from time to time;

               (iii) the Corporation's requiring you to be based at a location in excess of fifty (50) miles from the location where you are based immediately prior to the Applicable Event;
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               (iv) the failure by the Corporation to continue, substantially as in effect immediately prior to the Applicable Event, all of the Corporation's employee benefit, incentive compensation, bonus, stock option and stock award plans, programs, policies, practices or arrangements in which you participate
(or substantially equivalent successor plans, programs, policies, practices or arrangements) or the failure by the Corporation to continue your participation therein on substantially the same basis, both in terms of the amount of benefits provided and the level of your participation relative to other participants, as existed immediately prior to the Applicable Event;

               (v) the failure of the Corporation to obtain an agreement from any successor to the Corporation to assume and agree to perform this Agreement, as contemplated in Section 7 hereof; and

               (vi) any purported termination by the Corporation of your employment that is not effected pursuant to a Notice of Termination satisfying the requirements of subparagraph (d) below, and for purposes of this Agreement, no such purported termination shall be effective.

     Your right to terminate your employment pursuant to this Subsection shall not be affected by your incapacity due to physical or mental illness. Your continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder. Your determination of the existence of Good Reason shall be final and conclusive unless such determination is not made in good faith and is made without reasonable belief in the existence of Good Reason.

          (d) Notice of Termination. Any termination by the Corporation for
              ---------------------
Cause or for Disability or by you for Good Reason shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

          (e) Date of Termination. "Date of Termination" shall mean the date
              -------------------
specified in the Notice of Termination, when such a notice is required, or in any other case upon ceasing to perform services to the Corporation; provided, however, that if within thirty (30) days after any Notice of Termination one party notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date finally determined to be the Date of Termination in an arbitration award that has been confirmed or enforced by a final,
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nonappealable judgment of a court of competent jurisdiction. Until there is a finally determined Date of Termination, your compensation (including your Base Salary at the rate in effect at the time Notice of Termination is given, or the Date of Termination where no Notice of Termination is required hereunder) and benefits as in effect prior to the event asserted to have triggered a Notice of Termination shall continue in effect.

     4. Compensation Upon Termination or During Disability. After an Applicable
        ----------------------------------------------------
Event has occurred, if, during the term of this Agreement, your employment is terminated or you are in a period of Disability the following shall be applicable:

          (a) During any period that you fail to perform your full-time duties with the Corporation as a result of incapacity due to physical or mental illness, your total compensation, including your Base Salary, bonus and any benefits, will continue unaffected until either you return to the full-time performance of your duties or your employment is terminated pursuant to Section 3(a) hereof. In the event you return to the full-time performance of your duties, you shall continue to receive your full Base Salary and bonus plus all other amounts to which you are entitled under any compensation or other employee benefit plan of the Corporation without interruption. In the event your employment is terminated pursuant to Section 3(a) hereof, your benefits shall be determined in accordance with the Corporation's retirement, insurance and other applicable programs and plans then in effect.

          (b) If your employment shall be terminated by the Corporation for Cause or by you other than for Good Reason, the Corporation shall pay you your full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given or on the Date of Termination if no Notice of Termination is required hereunder, plus all other amounts to which you are entitled under any compensation or benefit plan of the Corporation at the time such payments are due, and the Corporation shall have no further obligations to you under this Agreement.

          (c) If your employment terminates by reason of your death, your benefits shall be determined in accordance with the Corporation's retirement, survivor's benefits, insurance and other applicable programs and plans then in effect.

          (d) If your employment by the Corporation is either terminated by the Corporation (other than for Cause or Disability) or terminated by you for Good Reason, you shall be entitled to the following benefits.
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               (i) Accrued Compensation and Benefits. The Corporation shall provide you:

               (A) the compensation and benefits accrued through the Date of Termination to the extent not theretofore provided;

               (B) a lump sum cash amount equal to the value of your unused vacation days accrued through the Date of Termination; and

               (C) your normal post-termination compensation and benefits under the Corporation's retirement, insurance and other compensation and benefit plans as in effect immediately prior to the Date of Termination, or if more favorable to you, immediately prior to the Applicable Event.

               (ii) Lump Sum Severance Payment. The Corporation shall provide to you a severance payment in the form of a cash lump sum distribution equal to your Current Annual Compensation (as defined below) multiplied times three (3); provided, however, that if you attain age 65 within three years of the Date of Termination, your benefit will be limited to a pro rata portion of such benefit based on a fraction equal to the number of full and partial months existing between the Date of Termination and your sixty-fifth (65th) birthday divided by 36 months.

     For purposes of this paragraph, the term "Current Annual Compensation" shall mean the sum of:

               (A) your Base Salary in effect immediately prior to the occurrence of the circumstances giving rise to such termination or, if higher, immediately prior to the Applicable Event; and

               (B) an amount equal to the highest annual bonus awarded to you, if any, under any annual bonus plan of the Corporation or its predecessor in the three (3) years immediately preceding the Date of Termination or, if higher, in the three (3) years immediately preceding the Applicable Event.

               (iii) Continuation of Welfare Benefits. Subject to the benefits offset described below, the Corporation will arrange to make available to you life and health insurance benefits during the Welfare Continuation Period (as defined below) that are substantially similar to those which you were receiving under a Corporation-sponsored welfare benefit plan immediately prior to the Date of Termination or, if more
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favorable to you, immediately prior to the Applicable Event. These benefits will be provided at a cost to you that is no greater than the amount paid for such benefits by active employees who participate in such Corporation-sponsored welfare benefit plan or, if less, the amount paid for such benefits by you immediately prior to the Applicable Event. The Welfare Continuation Period extends from the Date of Termination for a period of thirty-six (36) months, or, if earlier, until your 65th birthday.

          The benefits otherwise receivable by you pursuant to this paragraph
(iii) shall be reduced to the extent comparable benefits are actually received by you during the Welfare Continuation Period. For purposes of complying with the terms of this offset, you are obligated to report to the Corporation the amount of any such benefits actually received.

               (iv) Retiree Medical and Life Benefits. The Corporation will arrange to make available to you retiree life and health insurance benefits determined as if under the Corporation's welfare benefit plans your actual participation credit (or continuous service) and actual age as of the Date of Termination were increased by the additional three years of service and age provided in paragraph 4(d)(v)(A) below. If eligible for such coverage, you may elect to commence participation in retiree medical benefits coverage at any time following the expiration of the Welfare Continuation Period (or immediately after the Date of Termination, if you satisfy the eligibility requirements without taking into consideration the additional three years of service and age).

          Such retiree medical and life insurance coverage, if any, will be provided by the entity that is your employer as of the Date of Termination. The term "SSA" is defined to mean Speedway SuperAmerica LLC and its subsidiaries and successors. The term "MAP" is defined to mean Marathon Ashland Petroleum LLC and its subsidiaries, other than SSA, and successors. The term "Marathon" is defined to mean Marathon Oil Corporation, Marathon Oil Company and their subsidiaries, other than MAP and SSA, and successors. The term "Steel" is defined to mean United States Steel LLC, United States Steel Corporation, and their subsidiaries and successors.

               (A) Marathon Welfare Benefit Plan. With respect to a Marathon welfare benefit plan, the premium charged by the Corporation for retiree medical coverage will be the lowest premium then in effect for any retiree medical coverage under its welfare benefit plan or, if lower, the lowest premium available thereunder immediately prior to the Applicable Event.

               (B) Steel, MAP or SSA Welfare Benefit Plan. The additional three years of continuous service and age provided in paragraph 4(d)(v)(A) below shall be taken into
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     consideration in determining your eligibility for retiree medical and life insurance benefits under this Agreement.

          If because of the recognition of the additional three years of continuous service and age described above, your service and/or age meets or exceeds the service and/or age specified in the appropriate Steel, MAP, or SSA welfare benefit plan for eligibility for retiree medical or life insurance coverage, the Corporation will provide you with an additional lump sum severance payment equal to the lump sum value of the contributions that the Corporation would have made on your behalf with respect to the retiree medical and life (as if all such life insurance benefits were group term life insurance benefits) benefits provided under the appropriate Steel, MAP, or SSA welfare benefit plan. Such additional lump sum severance benefit shall be in lieu of monthly Corporation contributions on your behalf for retiree medical and life insurance coverage under a Steel, MAP, or SSA welfare benefit plan. If you elect to participate in retiree medical and life insurance coverage through the Corporation, you will be responsible for the full costs of the program. The methods and assumptions that existed under the appropriate Steel Pension Plans, MAP Pension Plans, or SSA Pension Plans immediately prior to the Applicable Event for purposes of determining a lump sum distribution shall be used for purposes of determining the lump sum value of the Corporation contributions.

               (v) Supplemental Retirement Benefit. In addition to the pension benefits to which you are entitled (assuming Corporation consent, if necessary for retirement prior to age 60) under the Corporation's defined benefit pension plans, the Corporation shall provide to you a benefit (the "Supplemental Retirement Benefit") equal to the difference between: (A) the lump sum value of your Enhanced Pension Benefit (as defined in paragraph (A) below), and (B) the lump sum value of your Actual Pension Benefit (as defined in paragraph (B) below). The Supplemental Retirement Benefit shall be paid in the form of a lump sum cash distribution. The methods and assumptions that existed under the applicable Corporation pension plan (or plans) immediately prior to the Applicable Event for purposes of determining a lump sum distribution shall be used for purposes of determining the lump sum values in (A) and (B). In determining the Enhanced Pension Benefit and the Actual Pension Benefit, amendments to the Steel Pension Plans, the Marathon Pension Plans, the MAP Pension Plans, and the SSA Pension Plans made subsequent to the Applicable Event and on or prior to the Date of
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Termination, if any, shall be disregarded if they adversely affect in any manner the computation of retirement benefits thereunder.

               (A) Enhanced Pension Benefit. The amount of your Enhanced Pension Benefit shall be equal to the Actual Pension Benefit for which you are eligible under the Steel Pension Plans, the Marathon Pension Plans, the MAP Pension Plans, and the SSA Pension Plans (as each is defined in paragraph 4(d)(v)(B) below) as of the Date of Termination, as adjusted to incorporate the enhancements outlined in paragraphs (1) through (6) below. If you are employed by Marathon, MAP or SSA as of the Date of Termination, the enhancements outlined in this paragraph (A) shall be applied only to your benefits under the Marathon Pension Plans, the MAP Pension Plans, or the SSA Pension Plans in which you were an active participant as of the Date of Termination. Otherwise, the enhancements shall be applied only to your benefits under the Steel Pension Plans.

               (1) Normal Retirement Benefit - Service. For purposes of determining your monthly normal retirement benefit payable at normal retirement age, service used in the formula(s) shall be deemed to be equal to the sum of your actual service for benefit accrual purposes plus three years. For this purpose, your actual service shall be determined as of the Date of Termination.

               (2) Normal Retirement Benefit - Final Average Pay. For purposes of determining your monthly normal retirement benefit payable at normal retirement age, final average pay shall be calculated using the sum of:

               I. your Base Salary in effect immediately prior to the occurrence of the circumstances giving rise to such termination or, if higher, immediately prior to the Applicable Event; and

               II. if bonus is considered covered compensation under the applicable pension plan, an amount equal to the highest annual bonus awarded to you, if any, under any annual bonus plan of the Corporation or its predecessor with respect to the three
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                    (3) years immediately preceding the Date of Termination or, if higher, the three (3) years immediately preceding the Applicable Event (but not less than the amount of bonus taken into account in your Actual Pension Benefit).

               Final average pay taken into account for this paragraph shall not be less than the amount of final average pay taken into account in the determination of your Actual Pension Benefit.

               (3) Early Commencement Factors - Enhanced Service and Age. For purposes of determining the early commencement factors that apply to your monthly normal retirement benefit, your service and age shall be deemed equal to your actual service and age plus three years of service and three years of age, respectively. For this purpose, your actual service and actual age shall be determined as of the Date of Termination. In addition, if you satisfy the age and service requirements for a Rule-of-65, -70, or -80 retirement option under the pension rules applicable to the Steel Pension Plans as of the Date of Termination (taking into consideration the three years of age and service provided in this paragraph), you shall be eligible for an immediate pension under such retirement option in accordance with the terms of such pension rules even though the leave of absence requirements have not been satisfied.

               (4) Full Vesting. Your accrued benefits under the Steel Pension Plans, Marathon Pension Plans, the MAP Pension Plans, and the SSA Pension Plans shall be deemed to be fully vested or, to the extent not so vested, paid as an additional benefit under this Agreement.

               (5) Special SSA Provisions. If you are employed by SSA on the Date of Termination:

               I. the additional service credit under paragraph (1) above shall be disregarded for purposes of calculating the accrued benefit under the prior traditional defined benefit plan formula under SSA's Pension Equity Plan which is otherwise
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                    applicable in determining the Enhanced Pension Benefit, but shall be counted for early retirement eligibility and other purposes; and

               II. in calculating the Enhanced Pension Benefit related to the pension equity formula under SSA's Pension Equity Plan, the additional service credit under paragraph (1) above shall be disregarded and instead you shall be deemed to have Pension Equity Benefit accruals for three additional years following the Date of Termination. The age and participation service points for each deemed year of accrual shall be calculated based on what your actual age and service would have been at the end of each calendar year had you remained employed with SSA.

               (6) Determination of Age - All other purposes. Except as specifically provided otherwise in this paragraph (A), your age, as well as the age of your spouse, survivor, and/or co-pensioner, used in the determination of the amount of benefits payable under the applicable pension plan shall be determined using your age and their actual ages as of the Date of Termination.

                    (B) Actual Pension Benefit. The amount of your Actual Pension Benefit is determined as the sum of the monthly pension benefits payable to you as of the Date of Termination under: =

               (1) the tax-qualified defined benefit pension plans, non-qualified defined benefit excess benefit plans, and non-qualified top-hat or supplemental defined benefit plans sponsored or maintained by Steel (or any successor plans or similar plans) (the "Steel Pension Plans"), and

               (2) the tax-qualified defined benefit pension plans, non-qualified defined benefit excess benefit plans, and non-qualified top-hat or supplemental defined benefit plans sponsored or maintained by Marathon, MAP or SSA (or any successor plans or similar plans) (the

               "Marathon Pension Plans," the "MAP Pension Plans," and the "SSA Pension Plans," as applicable).

               (vi) Supplemental Savings Benefit. In addition to the benefits you are entitled to under the USX Corporation Savings Fund Plan for Salaried Employees and/or the Marathon Oil Company Thrift Plan and the related non-qualified supplemental savings plans ("Savings Plans"), the Corporation shall provide to you in the form of a cash lump sum distribution a benefit equal to the excess, if any, of:

          (A) the amount you would have been entitled to under the Savings Plans determined as if you were fully vested thereunder on the Date of Termination, over

          (B) the amount you are entitled to under the Savings Plans on the Date of Termination.

               (vii) Timing. The payments provided for in this paragraph (d) shall be made not later than the fifth day following the Date of Termination.

          (e) The Corporation shall also pay to you all legal fees and expenses incurred by you, as such legal fees and expenses are incurred, as a result of termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder) or otherwise.

          (f) Other than as provided in Section 4(d)(iii), you shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 4 be reduced by any compensation earned by you as the result of employment by another employer, including self-employment, after the Date of Termination, or otherwise.

     5.   Stock Awards Acceleration.
          -------------------------

          (a) Upon a Change in Control, all outstanding options, restored options, and stock appreciation rights granted to you under any option or incentive plan of the Corporation shall be immediately fully vested and immediately exercisable and shall remain so exercisable throughout their entire original terms, and all restricted stock shall be immediately vested.

          (b) If your employment is terminated prior to a Change in Control and you are entitled to benefits under Section 4(d), as of the Date of Termination all outstanding options, restored options, and stock appreciation rights granted to you shall be immediately fully vested and immediately exercisable and shall remain so exercisable throughout their entire original terms, and all restricted stock shall be immediately vested. (c) The terms of this Section 5 shall amend and supercede the terms of any other agreement or instrument relating to the treatment of such outstanding options, restored options, stock appreciation rights, and restricted stock upon or following an Applicable Event.

     6.   Additional Payment.
          ------------------

          (a) Whether or not you become entitled to any benefits under Section 4 above, in the event that there is made any payment in the nature of compensation to or for your benefit that would be subject to the tax (the "Excise Tax") imposed by section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Corporation shall pay to you, at the time specified in paragraph
(b) below, an additional amount (the "Gross-Up Payment") such that the net amount retained by you shall be equal to the compensation and benefits you would have received had there been no Excise Tax imposed. For purposes of determining whether any of the payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) any payments or benefits received or to be received by you in connection with a Change in Control of the Corporation or your termination of employment, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Corporation or with any person whose actions result in a Change in Control of the Corporation or with any person affiliated with the Corporation or such person (the "Total Payments") shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of section 280G(b)(1) shall be treated as subject to the Excise Tax, except to the extent that in the opinion of tax counsel reasonably acceptable to you and selected by the accounting firm which, immediately prior to the Change in Control, served as the Corporation's independent auditor (the "Auditor") such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of section 280G(b)(4) of the Code in excess of the base amount within the meaning of section 280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax,
(ii) the amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of the Total Payments or (B) the amount of excess parachute payments within the meaning of section 280G(b)(1) (after applying clause (i), above), and (iii) the value of the Total Payments, including the value of any non-cash benefits or any deferred payment or benefit, shall be determined by the Auditor in accordance with the principles of section 280G of the Code. For purposes of determining the amount of the Gross-Up Payment, you shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of your residence on the Date of Termination (or, if there is no Date of Termination, then on the date of the Change in Control), net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, you shall repay to the Corporation, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax, and federal and state and local income tax, and FICA-Health Insurance tax imposed on the portion of the Gross-Up Payment being repaid by you if such repayment results in a reduction in Excise Tax or FICA-Health Insurance tax, and/or a federal and state and local income tax deduction) plus interest on the amount of such repayment at the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Corporation shall make an additional gross-up payment in respect of such excess (plus any penalty, interest or Excise Taxes payable with respect to such excess) at the time that the amount of such excess is finally determined, such that you retain the same amount of compensation and benefits you would have received had there been no Excise Tax imposed.

          (b) The payments provided for in paragraph (a) above shall be made not later than the fifth day following the Date of Termination (or, if there is no Date of Termination, not later than the fifth day following the date of the Change in Control); provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Corporation shall pay to you on such day an estimate as determined in good faith by the Corporation of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth day after the Date of Termination (or, if there is no Date of Termination, not later than the thirtieth day after the date of the Change in Control). In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Corporation to you payable on the fifth day after demand by the Corporation (together with interest at the rate provided in section 1274(b)(2)(B) of the Code).

     7.   Successors; Binding Agreement.
          -----------------------------

          (a) The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation or of any division or subsidiary thereof employing you to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. Failure of the Corporation to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation from the Corporation in the same amount and on the same terms as you would be entitled hereunder if you terminate your employment for Good Reason following an Applicable Event, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

          (b) This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there is no such designee, to your estate.

     8. Notice. For the purpose of this Agreement, notices and all other
        ------
     communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement.

     9. Miscellaneous. No provision of this Agreement may be modified, waived or
        -------------
     discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware.

     10. Validity. The invalidity or unenforceability of any provision of this
         --------
     Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     11. Counterparts. This Agreement may be executed in several counterparts,
         ------------
     each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     12.  Claims and Arbitration.
          ----------------------

          (a) Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that you shall be entitled to seek specific performance of your right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

          (b) If you will be employed by United States Steel Corporation in connection with the Separation previously referenced in this Agreement, or in the event that the Separation does not occur, any such arbitration shall be held in Pittsburgh, Pennsylvania. If you will not be employed by United States Steel Corporation in connection with the Separation, following the Separation any such arbitration will be held in Houston, Texas.

     13. Entire Agreement. This Agreement supersedes any other agreement or
         ----------------
     understanding between the parties hereto with respect to the issues that are the subject matter of this Agreement.

     14. Effective Date. This Agreement shall become effective as of the date
         --------------
     set forth above. If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to the Corporation the enclosed copy of this letter which will then constitute our agreement on this subject.

                                            Sincerely,

                                            USX CORPORATION


                                            By
                                                 -------------------------------
                                                 Dan D. Sandman
                                                 General Counsel, Secretary &
                                                 Senior Vice President-
                                                 Human Resources &
                                                 Public Affairs

Agreed to this      day of
               ----

              , 2001
--------------


By
   --------------------------